Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
David Strow
(702) 792-7386
davidstrow@boydgaming.com

BOYD GAMING TO ACQUIRE ALIANTE CASINO, HOTEL AND SPA,
EXPANDING PRESENCE IN HIGH-GROWTH LAS VEGAS LOCALS MARKET

Company Entering Growing North Las Vegas Market with Premier Asset
Cash Flow Positive, Accretive to Earnings Per Share in First Full Year
Conference Call at 5 p.m. ET Today; (888) 317-6003, Passcode 8970354

LAS VEGAS - APRIL 21, 2016 - Boyd Gaming Corporation (“Boyd Gaming”) (NYSE: BYD) today announced that it has entered into a definitive agreement to acquire ALST Casino Holdco, LLC, the holding company of Aliante Casino, Hotel and Spa (“Aliante”) for total net cash consideration of $380 million.

Opened in 2008 at a cost of more than $660 million, Aliante is an upscale, resort-style casino and hotel offering premium accommodations, gaming, dining, entertainment and retail. Strategically located on the 215 Beltway within the master-planned community of Aliante, the property is well-positioned to benefit from future planned development throughout the city of North Las Vegas.

“Aliante is an asset without rival in the North Las Vegas market, strategically positioned to benefit from substantial future growth across the northern part of the Las Vegas Valley,” said Keith Smith, President and Chief Executive Officer of Boyd Gaming. “With significant residential and industrial developments moving forward in the area, Aliante’s long-term potential is compelling. In addition, there are significant synergy opportunities at the property, allowing us to immediately improve its operating and financial performance. This acquisition will further strengthen and diversify our robust Las Vegas portfolio, the fastest-growing segment of our business.”

Aliante Chief Executive Officer Soohyung Kim said, “It has been an honor to be part of the rebirth of Aliante Casino from a difficult restructuring to this excellent outcome for all stakeholders. We recognize that it would not have been possible but for the dedication of each and every team member, led by Terry Downey. These efforts have resulted in Aliante becoming the leader in our market. We are confident that Boyd Gaming will take Aliante to the next level and help it fulfill its ultimate potential. The future of North Las Vegas is brighter than ever, and we expect that Aliante will continue to be mainstay of our community.”

Aliante is the premiere gaming asset in North Las Vegas, featuring an 82,000-square-foot gaming floor and more than 200 luxury hotel rooms and suites. The property’s upscale amenities include five signature restaurants, an ultra-modern, 170-seat race and sports book, a 16-screen movie theater complex, 14,000 square feet of event and banquet space, a luxury spa and an expansive, resort-style pool and outdoor lounge area. Aliante is situated on approximately 40 acres within the 1,905-acre Aliante master-planned community, and is adjacent to an 18-hole championship golf course.

Aliante will be Boyd Gaming’s first property in North Las Vegas, and its 10th property in southern Nevada, one of the fastest-growing gaming markets in the United States. The Company’s current Nevada portfolio includes The Orleans and Gold Coast, both located just west of the Las Vegas Strip; Suncoast, located just south of the master-planned community of Summerlin in northwest Las Vegas; Sam’s Town, on the east side of Las Vegas on Boulder Highway; Eldorado and Jokers Wild, both located in Henderson; and California Hotel and Casino, Fremont Hotel and Casino, and Main Street Station, all in downtown Las Vegas.

The Company expects the transaction to be cash flow positive and accretive to earnings per share during its first full year of ownership.

The transaction is expected to close during the third quarter, subject to the satisfaction of customary closing conditions and the receipt of all required regulatory approvals, including approval by the Nevada Gaming Commission and the Federal Trade Commission. The transaction will be funded with cash on hand.

Morrison & Foerster LLP served as legal advisor to Boyd Gaming for the transaction. Akin Gump Strauss Hauer & Feld LLP served as legal advisor and Houlihan Lokey served as financial advisor to Aliante.

Boyd Gaming will host a conference call to discuss the transaction today, April 21, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 8970354. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available at www.boydgaming.com, or at: https://www.webcaster4.com/Webcast/Page/964/14826

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, April 21, beginning at 7:00 p.m. Eastern and continuing through Friday, April 29, at 11:59 p.m. Eastern. The conference number for the replay will be 10085163. The replay will also be available at www.boydgaming.com.

The Company will also provide a presentation detailing the transaction at:
http://boydgaming.investorroom.com.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 22 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi and New Jersey. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

About Aliante
ALST Casino Holdco, LLC (“ALST”) was formed in 2011 to acquire the equity interests of Aliante Gaming, LLC (“AG LLC”) under a joint plan of reorganization under Chapter 11 of the United States Bankruptcy Code. AG LLC is the owner and operator of the Aliante Casino + Hotel + Spa (the “Hotel”), located within the Aliante master-planned community in the City of North Las Vegas. The Hotel features a full-service Scottsdale-modern, desert-inspired casino and resort with more than 200luxury hotel rooms and suites and approximately 82,000 square feet of gaming space, including slot machines, gaming tables, a bingo room and a 170 seat race and sports book. The Hotel’s non-gaming amenities include a 16-screen movie theater complex, a 650-seat showroom, an entertainment lounge, a spa and a resort style pool and six full-service restaurants and 14,000 square feet of event space. Aliante is situated on approximately 40 acres within the 1,905-acre Aliante master-planned community, and is adjacent to an 18-hole championship golf course. Additional news and information on Aliante can be found at www.aliantegaming.com.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the transactions contemplated by the definitive agreement, Boyd Gaming’s expectations regarding the timing of closing, the potential benefits to be achieved from the acquisition of the Aliante business, including the potential long-term growth of Aliante and benefits from the development of the area in which Aliante is located, expectations regarding timing for Aliante to be cash flow positive and accretive to Boyd Gaming’s earnings, the expected cost synergies at the property, and any statements or assumptions underlying any of the foregoing. These forward-looking statements are based upon the current beliefs and expectations of management and involve certain risks and uncertainties, including (without limitation) the possibility that the transactions contemplated by the definitive agreement will not close on the expected terms (or at all), or that Boyd Gaming is unable to successfully integrate the acquired assets or realize the expected synergies or that the properties will be cash flow positive or accretive to Boyd Gaming’s earnings as anticipated; litigation, antitrust matters or the satisfaction or waiver of any of the closing conditions that could delay or prevent the closing; and changes to the financial conditions of the parties, or the credit markets, or the economic conditions in the areas in which they operate. Additional factors are discussed in “Risk Factors” in Boyd Gaming’s Annual Report on Form 10-K for the year ended December 31, 2015, and in Boyd Gaming’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date hereof, based on information available to Boyd Gaming as of the date hereof, and Boyd Gaming assumes no obligation to update any forward-looking statement.

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